UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
May 15, 2006
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
135 Corporate Woods, Rochester, New York 14623
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
     On May 15, 2006, Harris Interactive Inc. (the “Company”), Charles J. Fombrun (“Fombrun”) and Reputation Institute, Inc. (“Reputation Institute”) entered into an agreement whereby the Company acquired all of Fombrun’s right, title and interest in (i) the trademarks “Harris/Fombrun Reputation Quotient”, “Reputation Quotient”, and “RQ”, (ii) every corporate measurement tool to which those trademarks refer or have referred, and (iii) all data generated from application of such measurement tool. The agreement also contains certain restrictions on the ability of the parties to provide future specified reputation-related services for a period of twenty-four months, and also contains mutual releases of prior claims. The Company will pay Fombrun $525,000 as consideration for the trademark rights transferred and the exclusive right to use the standardized methodology developed by the Company and Fombrun to measure corporate reputation. In addition, the Company will pay Fombrun $94,032 as royalties due from the Company to Fombrun and as commissions due from the Company to Reputation Institute for services previously rendered under a Strategic Alliance Agreement dated November 15, 1999 between Harris and Fombrun, which has since expired.

Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 10.1	Purchase/Sale Agreement between the Company, Charles J. Fombrun and Reputation Institute, Inc., dated as of May 15, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Ronald E. Salluzzo
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Date: May 19, 2006

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Purchase/Sale Agreement between the Company, Charles J. Fombrun and Reputation Institute, Inc., dated as of May 15, 2006